Exhibit 10.3

EXECUTION COPY

AMENDED AND RESTATED

INTERCREDITOR AGREEMENT

Dated as of December 8, 2009

among

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as First Lien Representative,

WILMINGTON TRUST FSB,

as Second Lien Representative,

TRIPLE CROWN MEDIA, INC.,

TRIPLE CROWN MEDIA, LLC,

and

THE OTHER LOAN PARTIES NAMED HEREIN

AMENDED AND RESTATED

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (as amended or otherwise modified from time to time, this “Agreement”), dated as of December 8, 2009, among DEUTSCHE BANK TRUST COMPANY AMERICAS (“Deutsche Bank”) as administrative agent (in such capacity, with its successors and assigns, the “First Lien Representative”) for the First Lien Secured Parties (as hereinafter defined), WILMINGTON TRUST FSB (“Wilmington”), as administrative agent (in such capacity, with its successors and assigns, the “Second Lien Representative”) for the Second Lien Secured Parties (as hereinafter defined), TRIPLE CROWN MEDIA, INC., a Delaware corporation (“TCMI”), TRIPLE CROWN MEDIA, LLC, a Delaware limited liability company (“TCML”), the other Loan Parties (as hereinafter defined) listed on the signatures pages hereof and such other parties as shall from time to time become party hereto.

PRELIMINARY STATEMENTS:

(1) TCML, the other Loan Parties, the First Lien Representative, and certain financial institutions and other lenders are parties to the First Lien Senior Secured Credit Agreement dated as of December 30, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing First Lien Credit Agreement”), pursuant to which such financial institutions and other lenders have agreed to make loans and extend other financial accommodations to TCML.

(2) TCMI, TCML, the other Loan Parties, the Second Lien Representative, and certain note holders are parties to the Second Lien Senior Secured Note Agreement dated as of December 8, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing Second Lien Note Agreement”), pursuant to which TCMI and TMCL have co-issued certain notes to such note holders.

(3) TCML and the other Loan Parties have granted to Deutsche Bank, in its capacity as collateral agent (in such capacity, the “First Lien Collateral Agent”), for the benefit of the First Lien Secured Parties (as hereinafter defined), security interests in the Collateral (as hereinafter defined) as security for payment and performance of the First Lien Obligations (as hereinafter defined) arising under or in connection with the Existing First Lien Credit Agreement.

(4) TCMI, TCML and the other Loan Parties have also granted to Wilmington, in its capacity as collateral agent (in such capacity, the “Second Lien Collateral Agent”), for the benefit of the Second Lien Secured Parties (as hereinafter defined), junior security interests in the Collateral as security for payment and performance of the Second Lien Obligations (as hereinafter defined) arising under or in connection with the Existing Second Lien Note Agreement.

(5) The First Lien Secured Parties under the Existing First Lien Credit Agreement have agreed to permit the grant of such junior security interests to secure such Second Lien Obligations, but only on and subject to the terms and conditions set forth in this Intercreditor Agreement.

(6) This Intercreditor Agreement is an amended and restated version of that certain Intercreditor Agreement, dated as of December 30, 2005 (as amended, amended and restated, supplemented or otherwise modified as of the date hereof), among the First Lien Representative, Wilmington (as successor administrative agent to Wachovia Bank, N.A.) as administrative agent for the Second Lien Secured Parties (as therein defined) and TCML.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto have agreed as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. (a) The following terms, as used herein, have the following meanings:

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(f) of the Existing First Lien Credit Agreement or under the Bankruptcy Code, or any similar foreign, federal or state law for the relief of debtor.

“Cap Amount” has the meaning specified in the definition of “First Lien Obligations” set forth hereunder.

“Collateral” means all assets that are both First Lien Collateral and Second Lien Collateral.

“Comparable Second Lien Collateral Document” means, in relation to any Collateral subject to any First Lien Collateral Document, that Second Lien Collateral Document that creates a security interest in the same Collateral, granted by the same grantor thereunder.

“Enforcement Action” means, with respect to the First Lien Obligations or the Second Lien Obligations, any demand for payment or acceleration thereof, the exercise of any rights and remedies with respect to any Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Lien Collateral Documents or the Second Lien Collateral Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the UCC of any applicable jurisdiction or under Bankruptcy Law.

“First Lien Collateral” means the “Collateral” as defined in the Existing First Lien Credit Agreement.

“First Lien Collateral Documents” means the “Collateral Documents” as defined in the Existing First Lien Credit Agreement.

“First Lien Loan Documents” means the “Loan Documents” as defined in the Existing First Lien Credit Agreement.

“First Lien Obligations” means, subject to the next sentence, the “Secured Obligations” as defined in the Existing First Lien Credit Agreement, and shall include Post-Petition Interest accrued in respect of the First Lien Obligations. Notwithstanding the foregoing, if the sum of: (i) Debt constituting principal outstanding under the Existing First Lien Credit Agreement and the other “Loan Documents” as set forth in the Existing First Lien Credit Agreement; plus (ii) the aggregate face amount of any letters of credit issued but not reimbursed under the Existing First Lien Credit Agreement, is in excess of $135,000,000 in the aggregate so long as, at the time of the incurrence of any indebtedness in excess of $120,000,000 in the aggregate, the Leverage Ratio is less than 6:00:1:00, minus the amount of any principal payments made thereon after December 30, 2005, which, in the event of principal payments of revolving credit loans, are accompanied by a permanent reduction in the commitments thereunder (the “Cap Amount”), then only that portion of the principal amount of such Debt and such aggregate face amount of letters of credit equal to the Cap Amount shall be included in First Lien Obligations and interest and reimbursement obligations with respect to such Debt and letters of credit shall only constitute First Lien Obligations to the extent related to Debt and face amounts of letters of credit included in the First Lien Obligations.

“First Lien Representative” has the meaning specified in the recital of parties to this Agreement.

“First Lien Secured Parties” means the “Secured Parties” as defined in the Existing First Lien Credit Agreement.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” has the meaning specified in the Existing First Lien Credit Agreement.

“Loan Parties” means the “Loan Parties” as defined in the Existing First Lien Credit Agreement.

“Payment in Full” means (a) the payment in full in cash of (i) all principal, reimbursement obligations and interest (including any Post-Petition Interest) in respect of the First Lien Obligations and (ii) all other First Lien Obligations that are claimed within 90 days of the last date on which all principal and interest in respect of the First Lien Obligations shall have been paid in full in cash and (b) the termination in full of all commitments in respect of, and the termination, expiration or cash collateralization of all obligations with respect to all letters of credit relating to, the First Lien Obligations. “Paid in Full” shall have the correlative meaning.

“Person” has the meaning specified in the Existing First Lien Credit Agreement.

“Post-Petition Interest” means any interest or entitlement to fees or expenses that accrues after the commencement of any Insolvency Proceeding, to the extent not disallowed in any such Insolvency Proceeding.

“Purchasing Second Lien Secured Parties” has the meaning specified in Section 3.05(c).

“Second Lien Collateral” means the “Collateral” as defined in the Existing Second Lien Note Agreement.

“Second Lien Collateral Documents” means the “Collateral Documents” as defined in the Existing Second Lien Note Agreement.

“Second Lien Enforcement Date” means the date, after the occurrence of an Event of Default (under and as defined in the Existing Second Lien Note Agreement), that is 120 days after the First Lien Representative’s receipt of written notice from the Second Lien Representative certifying that (a) an Event of Default (under and as defined in the Existing Second Lien Note Agreement) has occurred and is continuing and (b) the Second Lien Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with terms of the Existing Second Lien Note Agreement; provided that the Second Lien Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (i) at any time any Loan Party is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding or (ii) if the acceleration of the Second Lien Obligations (if any) is rescinded in accordance with the terms of the Existing Second Lien Note Agreement or otherwise.

“Second Lien Note Documents” means the “Note Documents” as defined in the Existing Second Lien Note Agreement.

“Second Lien Obligations” means the “Secured Obligations” as defined in the Existing Second Lien Note Agreement.

“Second Lien Representative” has the meaning specified in the recital of parties to this Agreement.

“Second Lien Secured Parties” means the “Secured Parties” as defined in the Existing Second Lien Note Agreement.

“Secured Parties” means, collectively, the First Lien Secured Parties and the Second Lien Secured Parties.

“Security Agreement” has the respective meanings specified in the Existing First Lien Credit Agreement and the Existing Second Lien Note Agreement; collectively, the “Security Agreements”.

“Standstill Period” has the meaning specified in Section 3.01 of this Agreement.

“UCC” has the meaning specified in the Security Agreements.

(b) Any other defined terms used herein shall have the meanings specified in the Preliminary Statements contained herein or specified in the Existing First Lien Credit Agreement.

ARTICLE II

LIEN PRIORITIES

SECTION 2.01. Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Lien Secured Party securing the Second Lien Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Lien Secured Parties securing the First Lien Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Lien Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or any applicable law or any First Lien Collateral Document or Second Lien Collateral Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Lien Secured Party securing any of the First Lien Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Lien Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No First Lien Secured Party or Second Lien Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Collateral granted to the other. Notwithstanding any failure by any First Lien Secured Party or Second Lien Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the First Lien Secured Parties or the Second Lien Secured Parties, the priority and rights as between the First Lien Secured Parties and the Second Lien Secured Parties with respect to the Collateral shall be as set forth herein.

SECTION 2.02. Nature of First Lien Obligations. The Second Lien Representative on behalf of itself and the Second Lien Secured Parties acknowledges that a portion of the First Lien Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Lien Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Lien Obligations may be increased, replaced or refinanced (including replacement or refinancing of such increased amounts and including under the same or different documents and with the same or different lenders and/or representatives, all of which shall be deemed to be the Existing First Lien Credit Agreement wherever such term is used herein), in each event, without notice to or consent by the Second Lien Secured Parties and without affecting the provisions hereof (subject, in each case, to the provisions set forth in Section 9.01 of the Existing First Lien Credit Agreement). The lien priorities provided in Section 2.01 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof.

SECTION 2.03. Agreements Regarding Actions to Perfect Liens. (a) The Second Lien Representative on behalf of itself and the Second Lien Secured Parties agrees that all mortgages and other real estate instruments, UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Lien Representative or any Second Lien Secured Party shall be in form satisfactory to the First Lien Representative.

(b) Without the prior written consent of the First Lien Representative, no Second Lien Collateral Document may be amended, supplemented or otherwise modified to provide for, or entered into nor may any new document be entered into that provides for, any collateral security in favor of the Second Lien Representative or any Second Lien Secured Party from any Loan Party not otherwise provided for the benefit of the First Lien Secured Parties. Each of the Second Lien Representative and the Second Lien Secured Parties agrees that each Second Lien Collateral Document shall include the following language (with defined terms conformed as shall be satisfactory for the First Lien Representative):

“Notwithstanding anything herein to the contrary, the liens and security interest granted to the Second Lien Representative, for the benefit of the Second Lien Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Representative, for the benefit of the Second Lien Secured Parties, hereunder are subject to the provisions of that certain Intercreditor Agreement, dated as of December 8, 2009 (the “Intercreditor Agreement”), among Deutsche Bank Trust Company Americas, as First Lien Representative, Wilmington Trust FSB, as Second Lien Representative, Triple Crown Media, Inc., a Delaware corporation, Triple Crown Media, LLC, a Delaware limited liability company, and such other parties as may be added thereto from time to time in accordance with the terms thereof and as the Intercreditor Agreement may be amended or otherwise modified from time to time in accordance with the terms thereof. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”

(c) The First Lien Secured Party hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the UCC) over Collateral pursuant to any of the First Lien Collateral Documents, such possession or control is also for the benefit of the Second Lien Representative and the other Second Lien Secured Parties solely to the extent required to perfect their security interest in such Collateral. Nothing in the preceding sentence shall be construed to impose any duty on any First Lien Secured Party (or any third party acting on its behalf) with respect to such Collateral or provide the Second Lien Representative or any other Second Lien Secured Party with any rights with respect to such Collateral beyond those specified in this Agreement and the Second Lien Collateral Documents, provided that subsequent to the Payment in Full of the First Lien Obligations, the applicable First Lien Secured Party shall (i) deliver to the Second Lien Representative, at TCML’s sole reasonable cost and expense, the Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Lien Collateral Documents or (ii) direct and deliver such Collateral as a court of competent jurisdiction otherwise directs, and provided further that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Secured Parties and the Second Lien Secured Parties and shall not impose on the First Lien Secured Parties any obligations in respect of the disposition of any Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

SECTION 2.04. No New Liens. So long as the First Lien Obligations have not been Paid in Full, the parties hereto agree that if any Second Lien Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Second Lien Obligation which assets are not also subject to the first-priority Lien of the First Lien Secured Parties under the First Lien Collateral Documents, then the Second Lien Representative and TCML will immediately notify the First Lien Representative thereof in reasonable detail and, upon demand by the First Lien Representative or any First Lien Secured Party, will without the need for any further consent of any other Second Lien Secured Party, notwithstanding anything to the contrary in any other Second Lien Collateral Document either (a) release such Lien or (b) assign it to the First Lien Secured Parties as security for the First Lien Obligations (in which case the Second Lien Secured Parties may retain a junior lien on such assets subject to the terms hereof).

ARTICLE III

ENFORCEMENT RIGHTS

SECTION 3.01. Exclusive Enforcement. Until the First Lien Obligations have been Paid in Full, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Lien Representative shall have the exclusive right to take and continue, or not to take (subject to clause (a) below), any Enforcement Action with respect to the Collateral, without any consultation with or consent of any Second Lien Secured Party, but subject to the proviso set forth in Section 5.01, and (a) from the date hereof until the occurrence of the Second Lien Enforcement Date (such period, the “Standstill Period”), neither the Second Lien Representative nor any Second Lien Secured Party shall exercise or seek to exercise any rights or remedies (including any right of set-off or recoupment) with respect to any Second Lien Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Lien Representative or any Second Lien Secured Party may be a party) or institute or commence (or join with any other Person in commencing) any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, any Insolvency Proceeding) with respect to any Lien held by it under the Second Lien Collateral Documents or otherwise, provided that the Second Lien Representative on behalf of itself or any other Second Lien Secured Party, may exercise any or all such rights after the Second Lien Enforcement Date only so long as the First Lien Representative has not commenced, prior to the expiration of the Standstill Period, the exercise of, and is not diligently pursuing in good faith, any of its rights or remedies with respect to all or a material portion of the Collateral (including seeking relief from the automatic stay or any other stay in any Insolvency Proceeding), and (b) neither the Second Lien Representative nor any Second Lien Secured Party shall (i) contest, protest or object to, or otherwise interfere with, hinder or delay, any foreclosure proceeding or action brought by the First Lien Representative or any First Lien Secured Party, any rights and remedies relating to the Collateral under the First Lien Collateral Documents or otherwise, provided that the respective interests of the Second Lien Secured Parties attach to the proceeds thereof, subject to the relative priorities described in Section 4.01 hereof or (ii) contest, protest or object to the forbearance by the First Lien Representative or the First Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to any Collateral. In the event that in accordance with the provisions above, the Second Lien Representative, on behalf of itself or any other Second Lien Secured Party, has commenced any actions to enforce its Lien on any Collateral and is diligently pursuing such actions, neither the First Lien Representative nor any First Lien Secured Party shall take any action of a similar nature with respect to such Collateral. In exercising rights and remedies in any Enforcement Action or with respect to the Collateral in accordance herewith, the First Lien Representative and the First Lien Secured Parties may take and continue any Enforcement Action with respect to the First Lien Obligations and the Collateral exclusively and in such order and manner as they may determine in their sole discretion.

SECTION 3.02. Second Lien Enforcement Limitations and Waivers. The Second Lien Representative and each Second Lien Secured Party hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or in the Existing Second Lien Note Agreement or otherwise shall be deemed to restrict in any way the rights and remedies of the First Lien Representative or the First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the First Lien Collateral Documents. In addition, the Second Lien Representative and each Second Lien Secured Party agrees that, until the First Lien Obligations have been Paid in Full, subject to the proviso set forth in Section 5.01:

(a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Lien Obligation pari passu with or senior to, or to give any Second Lien Secured Party any preference or priority relative to, the Liens with respect to the First Lien Obligations or the First Lien Secured Parties with respect to any of the Collateral;

(b) they will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Collateral by the First Lien Representative or any other First Lien Secured Party, or any other Enforcement Action taken by or on behalf of the First Lien Representative or any other First Lien Secured Party, provided that the Second Lien Representative or any other Second Lien Secured Party shall, subject to Section 5.01, be entitled to participate in any filing of an Insolvency Proceeding;

(c) they have no right to (i) direct either the First Lien Representative or any other First Lien Secured Party to exercise any right, remedy or power with respect to the Collateral or pursuant to the First Lien Collateral Documents or (ii) consent or object to the exercise by the First Lien Representative or any other First Lien Secured Party of any right, remedy or power with respect to the Collateral or pursuant to the First Lien Collateral Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(d) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against either the First Lien Representative or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and neither the First Lien Representative nor any other First Lien Secured Party shall be liable for, any action taken or omitted to be taken by the First Lien Representative or any other First Lien Secured Party with respect to the Collateral or pursuant to the First Lien Collateral Documents;

(e) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Collateral or pursuant to the Second Lien Collateral Documents; and

(f) they will not seek, and hereby waive any right, to have the Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Collateral.

SECTION 3.03. Judgment Creditors. In the event that any Second Lien Secured Party becomes a judgment lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations (created pursuant to the Second Lien Collateral Documents) subject to this Agreement.

SECTION 3.04. Cooperation. The Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, agrees that each of them shall take such actions as the First Lien Representative shall reasonably request in connection with the exercise by the First Lien Secured Parties of their rights set forth herein.

SECTION 3.05. Purchase Right. (a) Without prejudice to the enforcement of the First Lien Secured Parties’ remedies, the First Lien Secured Parties agree that at any time following (i) acceleration of the First Lien Obligations in accordance with the terms of the Existing First Lien Credit Agreement, (ii) a payment default under the Existing First Lien Credit Agreement (after giving effect to any cure periods) that has not been cured or waived by the First Lien Secured Parties or (iii) the commencement of an Insolvency Proceeding (each, a “Purchase Event”), one or more of the Second Lien Secured Parties may provide notice to the First Lien Secured Parties of their intent to purchase all, but not less than all, of the aggregate amount of First Lien Obligations outstanding at the time of purchase at par, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Acceptance (as such term is defined in the Existing First Lien Credit Agreement)). If such right is exercised in accordance with the previous sentence, the parties shall close promptly thereafter but in any event within ten (10) Business Days of such notice. Such notice from one or more of the Second Lien Secured Parties shall be irrevocable. If none of the Second Lien Secured Parties exercise such right or close such purchase within ten (10) Business Days after providing such notice, the First Lien Secured Parties shall have no further obligations pursuant to this Section 3.05(a) for such Purchase Event and may take any further actions in their sole discretion in accordance with the First Lien Collateral Documents, the Existing First Lien Credit Agreement, this Agreement and any purchase documents related to a contemplated purchase. The First Lien Representative, on behalf of itself and the other First Lien Secured Parties, hereby agrees that it will give the Second Lien Representative five (5) Business Days’ prior written notice of its intention to commence an Enforcement Action after the occurrence of a Purchase Event.

(b) Upon the date of such purchase and sale pursuant to clause (a) above, the Second Lien Secured Parties making the request or providing the notice (hereinafter, the “Purchasing Second Lien Secured Parties”) shall (i) pay to the First Lien Secured Parties as the purchase price therefor the full amount of all the First Lien Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses), (ii) furnish cash collateral to the First Lien Secured Parties in such amounts as the First Lien Secured Parties determine is reasonably necessary to secure the First Lien Secured Parties in connection with any issued and outstanding letters of credit provided by any First Lien Secured Parties (or letters of credit that any First Lien Secured Parties has arranged to be provided by third parties pursuant to the financing arrangements of such First Lien Secured Party with TCML or any Guarantor) to TCML or any Guarantor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), and (iii) agree to reimburse the First Lien Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the First Lien Secured Parties and/or as to which the First Lien Secured Parties have not yet received final payment. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the First Lien Representative in New York City as the First Lien Representative may designate in writing to the Purchasing Second Lien Secured Parties for such purpose. Interest shall be calculated to but excluding the business day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Second Lien Secured Parties to the bank account designated by the First Lien Representative are received in such bank account prior to 1:00 p.m., New York City time and interest shall be calculated to and including such business day if the amounts so paid by the Purchasing Second Lien Secured Parties to the bank account designated by the First Lien Representative are received in such bank account later than 1:00 p.m., New York City time.

SECTION 3.06. No Additional Rights for Loan Parties Hereunder. Except as provided in Section 3.07, if any First Lien Secured Party or Second Lien Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, neither TCMI nor TCML shall be entitled to use such violation as a defense to any action by any First Lien Secured Party or Second Lien Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Lien Secured Party or Second Lien Secured Party.

SECTION 3.07. Actions upon Breach. (a) If any Second Lien Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against TCMI, TCML or the Collateral, TCMI or TCML may interpose as a defense or dilatory plea the making of this Agreement, and any First Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of TCMI or TCML.

(b) Should any Second Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, the First Lien Representative or any First Lien Secured Party (in its or their own name or in the name of TCMI or TCML) or TCMI or TCML may obtain relief against such Second Lien Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Lien Representative on behalf of each Second Lien Secured Party that (i) the First Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Lien Secured Party waives any defense that TCMI, TCML and/or the First Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

ARTICLE IV

APPLICATION OF PROCEEDS OF COLLATERAL; DISPOSITIONS AND RELEASES

OF COLLATERAL; INSPECTION AND INSURANCE

SECTION 4.01. Application of Proceeds; Turnover Provisions. The Second Lien Representative, on behalf of itself and the Second Lien Secured Parties, agrees that, prior to the Second Lien Enforcement Date, it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off or recoupment) with respect to any Collateral. Moreover, the Second Lien Representative, on behalf of itself and the Second Lien Secured Parties, agrees that any Collateral or proceeds so taken or received by it for any reason will be paid over to the First Lien Representative, unless and until all First Lien Obligations have been Paid in Full. Without limiting the generality of the foregoing, (a) until all First Lien Obligations have been Paid in Full and prior to the Second Lien Enforcement Date, the sole right of the Second Lien Representative and the Second Lien Secured Parties with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and (b) until all First Lien Obligations have been Paid in Full, the sole right of the Second Lien Representative and the Second Lien Secured Parties with respect to any proceeds of Collateral is to receive a share of such proceeds, in accordance with the terms of the Second Lien Collateral Documents and applicable law. All proceeds of Collateral (including without limitation any interest earned thereon, including any Post-Petition Interest) resulting from the sale, collection or other disposition of Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Lien Representative for application to the First Lien Obligations in accordance with the terms of the First Lien Collateral Documents (but in any case with a concurrent permanent reduction of the lending commitments under the Existing First Lien Credit Agreement after the payment of any term advances (it being understood that any term advances shall be paid first and any revolving credit advances will be paid thereafter)), until the First Lien Obligations have been Paid in Full and thereafter, to the Second Lien Representative for application in accordance with the Second Lien Collateral Documents. Until the Payment in Full of the First Lien Obligations, any Collateral, including without limitation any such Collateral constituting proceeds, that may be received by any Second Lien Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Lien Representative, for the benefit of the First Lien Secured Parties, in the same form as received, with any necessary endorsements, and each Second Lien Secured Party hereby authorizes the First Lien Representative to make any such endorsements as agent for the Second Lien Secured Parties (which authorization, being coupled with an interest, is irrevocable). For purposes of this Section 4.01, payments made by TCMI or TCML to the Second Lien Representative for the benefit of the Second Lien Secured Parties with proceeds of loans made by the First Lien Secured Parties to TCML shall not be construed to be or otherwise constitute proceeds of Collateral (but to the extent such payments shall not be made, such proceeds shall be deemed Collateral for purposes hereof).

SECTION 4.02. Releases of Second-Priority Lien. (a) The First Lien Representative, on behalf of the First Lien Secured Parties, will have the exclusive right (subject to the provisions of the Existing First Lien Credit Agreement and the provisions of Section 4.02 (b) below) to make determinations regarding the release or disposition of any Collateral, without any consultation with, consent of or notice to the Second Lien Representative or any Second Lien Secured Party. If in connection with the exercise of the First Lien Representative’s rights and remedies in respect of the Collateral provided for in Section 3.01, the First Lien Representative, for itself or on behalf of any of the First Lien Secured Parties, releases any of its Liens on any part of the Collateral or releases any Guarantor from its obligations under its guarantee of the First Lien Obligations, then the Liens, if any, of the Second Lien Representative, for itself or for the benefit of the Second Lien Secured Parties, on such part of the Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Representative, for itself or on behalf of any such Second Lien Secured Parties, promptly shall execute and deliver to the First Lien Representative or such Guarantor such termination statements, releases and other documents as the First Lien Representative or such Guarantor may request to effectively confirm such release.

(b) If in connection with any sale or disposition permitted under the terms of the First Lien Loan Documents (as in effect on the date hereof) and the Second Lien Note Documents (as in effect on the date hereof) (other than in connection with the exercise of the First Lien Representative’s rights and remedies in respect of the Collateral provided for in Section 3.01), the First Lien Representative, for itself or on behalf of any of the First Lien Secured Parties, releases any of its Liens on any part of the Collateral, or releases any Guarantor from its obligations under its guarantee of the First Lien Obligations, in each case other than (i) in connection with the Payment in Full of the First Lien Obligations and (ii) after the occurrence and during the continuance of any Event of Default under the Second Lien Credit Agreement, then the Liens, if any, of the Second Lien Representative, for itself or for the benefit of the Second Lien Secured Parties, on such part of the Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Representative, for itself or on behalf of any such Second Lien Secured Parties, promptly shall execute and deliver to the First Lien Representative or such Guarantor such termination statements, releases and other documents as the First Lien Representative or such Guarantor may request to effectively confirm such release.

(c) The Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Lien Representative shall request to evidence any release of the second-priority Lien described in paragraphs (a) and (b) above. The Second Lien Representative and each other Second Lien Secured Party hereby appoints the First Lien Representative and any officer or duly authorized person of the First Lien Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Lien Secured Parties and in the name of the Second Lien Representative or the Second Lien Secured Parties or in the First Lien Representative’ own name, from time to time, in the First Lien Representative’ sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

SECTION 4.03. Inspection Rights and Insurance. (a) The First Lien Representative and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Collateral, and the First Lien Representative may advertise and conduct public auctions or private sales of the Collateral in accordance with the terms of the First Lien Loan Documents, in each case without notice to, the involvement of or interference by the Second Lien Representative or any Second Lien Secured Party or liability to the Second Lien Representative or any Second Lien Secured Party.

(b) Until the First Lien Obligations have been Paid in Full, the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, acknowledges and agrees that the First Lien Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by the Loan Parties; (ii) to adjust or settle any insurance policy or claim covering the Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Collateral.

ARTICLE V

INSOLVENCY PROCEEDINGS

SECTION 5.01. Filing of Motions. Until the First Lien Obligations have been Paid in Full, the Second Lien Representative agrees on behalf of itself and the other Second Lien Secured Parties that neither the Second Lien Representative nor any Second Lien Secured Party shall, in or in connection with any Insolvency Proceeding, file any petitions, pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Lien Representative (including the validity and enforceability thereof) or any other First Lien Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Lien Representative may file a proof of claim in an Insolvency Proceeding and take actions which are not adverse to the Liens and interests of the First Lien Secured Parties or otherwise inconsistent with the priorities of this Agreement (including as to releases) to preserve and protect its second priority Lien on the Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Lien Representative imposed hereby.

SECTION 5.02. Financing Matters. (a) If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Lien Representative or one or more of the other First Lien Secured Parties desire to consent to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code (“DIP Financing”), then the Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties, that the Second Lien Representative and each Second Lien Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing subject to Section 5.02(b) below, (ii) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Sections 5.02(b) and 5.04 below, (iii) will subordinate (and will be deemed hereunder to have subordinated) the second- priority Liens (A) to such DIP Financing on the same terms as the first-priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement) and (B) to any adequate protection provided to the First Lien Secured Parties and (iv) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

(b) The Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties, that no Second Lien Secured Party shall, in respect of any DIP Financing, object, contest or support any other Person in objecting to or contesting any DIP Financing on the grounds of failure to provide “adequate protection”, so long as (i) the interest rates, fees and advance rates pursuant to such DIP Financing shall be based on market rates existing at such time for transactions of a similar nature with issuers that are similarly situated with the applicable Loan Party, and the other terms (including lending sublimits and limits) shall be based on transactions of as similar nature existing at such time with issuers that are similarly situated with the applicable Loan Party, (ii) the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, retains a Lien on the Collateral (including proceeds thereof arising after the commencement of such Insolvency Proceeding) with the same priority vis-à-vis the First Lien Collateral as existed prior to the commencement of such Insolvency Proceeding, (iii) the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, receives a new or a replacement Lien on post-petition assets to the same extent granted to the lenders in respect of the DIP Financing, with the same priority vis-à-vis the First Lien Collateral as existed prior to the commencement of the Insolvency Proceeding, (iv) the aggregate principal amount of loans and the aggregate face amount of letter of credit accommodations outstanding under such DIP Financing, together with the aggregate principal amount of loans and the aggregate face amount of letter of credit accommodations in respect of the pre-petition First Lien Obligations, shall not exceed the Cap Amount plus $25,000,000, and (v) such DIP Financing is subject to the terms of this Agreement.

SECTION 5.03. Relief from the Automatic Stay. The Second Lien Representative agrees, on behalf of itself and the other Second Lien Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency

Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the First Lien Representative.

SECTION 5.04. Adequate Protection. The Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the First Lien Representative or the First Lien Secured Parties for adequate protection or (b) any objection by the First Lien Representative or any other First Lien Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First Lien Representative or any other First Lien Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.02, in any Insolvency Proceeding, (i) (A) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of cash payments or additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral, and the First Lien Secured Parties do not object to such adequate protection, or (B) the First Lien Secured Parties are granted adequate protection which includes (I) periodic cash payments for the duration of the Insolvency Proceeding in amounts not less than the amount of the periodic interest payments due at the contract rate applicable immediately prior to the commencement of the Insolvency Proceeding and payable no less frequently than the interest payments that were payable to the First Lien Secured Parties immediately prior to the commencement of the Insolvency Proceeding, (II) Liens on collateral in accordance with Sections 361, 363 and/or 364 of the Bankruptcy Code, (III) claims having priority pursuant to Section 507(b) of the Bankruptcy Code and otherwise senior to all claims or expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code (subject to a reasonable and customary carve out) and (IV) the First Lien Secured Parties shall have otherwise received adequate protection usual and customary for first lien holders in connection with a DIP Financing or the use of cash collateral, and (C) any adequate protection granted under the preceding clause (B) or to which the First Lien Secured Parties have consented is not overturned or modified on appeal without the consent of the First Lien Secured Parties or is the subject of a then effective stay or injunction, then the Second Lien Representative, on behalf of itself and any of the Second Lien Secured Parties, may seek or accept adequate protection solely in the form of (x) as to cash payments, in an amount up to the pre-petition interest on the principal amount of the Second Lien Obligations, (y) as to additional collateral, a replacement Lien on such additional collateral, subordinated to the Liens securing the First Lien Obligations and such DIP Financing on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement and (z) as to superpriority claims, superpriority claims junior in all respects to the superpriority claims granted to the First Lien Secured Parties, and (ii) in the event the Second Lien Representative, on behalf of itself and the Second Lien Secured Parties, seeks or requests adequate protection in respect of the Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Representative, on behalf of itself or any of the Second Lien Secured Parties, agrees that the First Lien Representative shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any such DIP Financing or use of cash collateral and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and to any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are subordinated to such First Lien Obligations under this Agreement.

SECTION 5.05. Avoidance Issues. If any First Lien Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Lien Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Lien Obligations shall be deemed not to have been Paid in Full. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Lien Representative and the Second Lien Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead by allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 5.06. Asset Dispositions in an Insolvency Proceeding, etc. None of the Second Lien Representative nor any other Second Lien Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Loan Party that is supported by the First Lien Secured Parties, and the Second Lien Representative and each other Second Lien Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Lien Secured Parties and to have released their Liens in such assets. Notwithstanding the foregoing, the Second Lien Representative, on behalf of itself and the other Second Lien Secured Parties, shall have the right to oppose a sale or disposition of any assets of any Loan Party pursuant to Section 363 of the Bankruptcy Code to the extent of and in its capacity as an unsecured creditor.

SECTION 5.07. Separate Grants of Security and Separate Classification. Each Second Lien Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the First Lien Secured Parties and Second Lien Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against any Loan Party in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post- Petition Interest before any distribution is made in respect of the claims held by the Second Lien Secured Parties, with the Second Lien Representative and the Second Lien Secured Parties hereby acknowledging and agreeing to turn over to the First Lien Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties).

SECTION 5.08. No Waivers of Rights of First Lien Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Lien Representative or any other First Lien Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by the Second Lien Representative or any Second Lien Secured Party, including the seeking by any Second Lien Secured Party of adequate protection or the asserting by any Second Lien Secured Party of any of its rights and remedies under the Second Lien Collateral Documents or otherwise.

SECTION 5.09. Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 5.10. Post-Petition Claims. (a) Neither the Second Lien Representative nor any other Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Representative or any First Lien Secured Party for Post-Petition Interest, fees, costs, charges or expenses to the extent of the value of the First Lien Representative’s Lien held for the benefit of the First Lien Secured Parties, without regard to the existence of the Lien of the Second Lien Representative on behalf of the Second Lien Secured Parties on the Collateral.

(b) Neither the First Lien Representative nor any other First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Representative or any Second Lien Secured Party for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of Post-Petition Interest, fees, costs, charges or expenses to the extent of the value of the Lien of the Second Lien Representative on behalf of the Second Lien Secured Parties on the Collateral (after taking into account the First Lien Obligations).

SECTION 5.11. Waiver. The Second Lien Representative, for itself and on behalf of the Second Lien Secured Parties, waives any claim it or they may hereafter have against the First Lien Representative or any First Lien Secured Party arising out of the election of the First Lien Representative or any First Lien Secured Party of the application of Section 1111 (b)(2) of the Bankruptcy Code, or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency Proceeding.

SECTION 5.12. Expense Claims. Neither the Second Lien Representative nor any Second Lien Secured Party will (a) contest the payment of fees, expenses or other amounts to the First Lien Representative or any First Lien Secured Party under Section 506(b) of the Bankruptcy Code or otherwise to the extent provided for in the Existing First Lien Credit Agreement or (b) assert or enforce, at any time prior to Payment in Full of all First Lien Obligations, any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First Lien Obligations for costs or expenses of preserving or disposing of any Collateral.

ARTICLE VI

SECOND LIEN COLLATERAL DOCUMENTS AND FIRST LIEN COLLATERAL

DOCUMENTS

SECTION 6.01. Collateral Documents. (a) Each Loan Party and the Second Lien Representative, on behalf of itself and the Second Lien Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Lien Collateral Documents or any of the documents governing the Second Lien Obligations inconsistent with or in violation of this Agreement.

(b) Each of the Loan Parties and the First Lien Representative, on behalf of itself and the First Lien Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Lien Collateral Documents or the documents governing the Fist Lien Obligations inconsistent with or in violation of this Agreement.

(c) In the event the First Lien Representative enters into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Collateral Document without the consent of or action by any Second Lien Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Lien Collateral Document, except to the extent that a release of such Lien is permitted by Section 4.02, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Lien Secured Parties and does not affect the First Lien Secured Parties in a like or similar manner shall not apply to the Second Lien Collateral Documents without the consent of the Second Lien Representative and (iii) notice of such amendment, waiver or consent shall be given to the Second Lien Representative no later than 10 days prior to its effectiveness.

SECTION 6.02. Amendments to First Lien Documents and Second Lien Documents. (a) The First Lien Collateral Documents, the Existing First Lien Credit Agreement and all other Loan Documents (as defined in the Existing First Lien Credit Agreement) may be amended, supplemented or otherwise modified in accordance with their terms and the Existing First Lien Credit Agreement may be refinanced, replaced or refunded, with the same or different lenders or representatives (a “Refinancing”), in each case without the consent of the Second Lien Representative or the Second Lien Secured Parties; provided, however, that the holders of any such Refinancing debt bind themselves in writing to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not provide for (i) a principal amount of, without duplication, term loans, revolving loan commitments and letter of credit facilities (but excluding hedging obligations) in excess of $135,000,000 in the aggregate, so long as, at the time of the incurrence of any indebtedness in excess of $120,000,000, the Leverage Ratio is less than 6:00:1:00, less (x) the amount of all repayments and prepayments of principal applied to any term loans and (y) the amount of all repayments and prepayments of any revolving loan or letter of credit, to the extent accompanied by a corresponding reduction in the applicable commitment amount, and (ii) an increase in the rate of interest (without taking into account default interest) in excess of 2.00% per annum.

(b) Without the prior written consent of the First Lien Representative, none of the Second Lien Collateral Documents, the Existing Second Lien Note Agreement or any other Note Documents (as defined in the Existing Second Lien Note Agreement) may be amended, supplemented or otherwise modified or entered into, nor may they be subject to a Refinancing, except that the Second Lien Collateral Documents, the Existing Second Lien Note Agreement and all other Note Documents (as defined in the Existing Second Lien Note Agreement) may be amended, supplemented or otherwise modified and the Second Lien Note Agreement may be referenced, in each case, in a manner that (A) does not shorten any date or increase the amount of any required repayment, prepayment or redemption of the principal of such Debt under the Existing Second Lien Note Agreement or ignore its priority (including, if the debt being refinanced or otherwise modified is subordinated debt, by modifying the subordination provisions thereof), (B) does not increase the rate of interest (without taking into account default interest) in excess of 2.00% per annum, does not extend the date for payment of the interest, or does not increase the premium (if any) or fees payable on the Second Lien Obligations or (C) makes the covenants, events of default or remedies relating to Second Lien Obligations no more restrictive on any Loan Party taken as a whole (it being understood and agreed that if any particular provision is more onerous or restrictive such provision shall be deemed to have been included in the Existing First Lien Credit Agreement).

ARTICLE VII

RELIANCE; WAIVERS; ETC.

SECTION 7.01. Reliance. The First Lien Collateral Documents and the Existing First Lien Credit Agreement are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Lien Representative, on behalf of it itself and the Second Lien Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Lien Secured Parties. The First Lien Collateral Documents, the Existing First Lien Credit Agreement, the Second Lien Collateral Documents and the Existing Second Lien Note Agreement are each deemed to have been executed and delivered, and all obligations thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Lien Representative, on behalf of itself and the First Lien Secured Parties, expressly waives all notices of the acceptance of and reliance by the Second Lien Representative and the Second Lien Secured Parties.

SECTION 7.02. No Warranties or Liability. The Second Lien Representative and the First Lien Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Lien Collateral Document or any Second Lien Collateral Document. Except as otherwise provided in this Agreement, the Second Lien Representative and the First Lien Representative will be entitled to manage and supervise their rights and obligations under the Second Lien Note Documents and the First Lien Loan Documents, respectively, in accordance with law and their usual practices, modified from time to time as they deem appropriate.

SECTION 7.03. No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Lien Collateral Documents or the Second Lien Collateral Documents.

ARTICLE VIII

OBLIGATIONS UNCONDITIONAL

SECTION 8.01. First Lien Obligations Unconditional. All rights and interests of the First Lien Representative under this Agreement, and all agreements and obligations of the Second Lien Representative, TCMI, TCML and the other Loan Parties (to the extent applicable) under this Agreement, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Collateral Document or the Existing First Lien Credit Agreement;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Lien Collateral Document or the Existing First Lien Credit Agreement;

(c) prior to the Payment in Full of the First Lien Obligations, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Lien Obligations or any guarantee or guaranty thereof; or

(d) any exercise or delay in or refrain from exercising any right or remedy, any election of remedies, any taking or failure to take any Liens or additional Liens, as well as any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Lien Obligations, or of the Second Lien Representative, or any Loan Party, to the extent applicable, in respect of this Agreement.

SECTION 8.02. Second Lien Obligations Unconditional. Subject to compliance with the terms of this Agreement, all rights and interests of the Second Lien Representative under this Agreement, and all agreements and obligations of the First Lien

Representative, TCMI, TCML and the other Loan Parties (to the extent applicable) under this Agreement, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Lien Collateral Document or the Existing Second Lien Note Agreement;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Lien Collateral Document or the Existing Second Lien Note Agreement;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Lien Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Lien Obligations, or of the First Lien Representative, or any Loan Party, to the extent applicable, in respect of this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Existing First Lien Credit Agreement, the Existing Second Lien Note Agreement, any First Lien Collateral Document or any Second Lien Collateral Document, the provisions of this Agreement shall govern.

SECTION 9.02. Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Lien Obligations shall be Paid in Full. This is a continuing agreement and the First Lien Secured Parties and the Second Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

SECTION 9.03. Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Lien Representative, the Second Lien Representative and, only if the rights or duties of any Loan Party are directly affected thereby, TCMI, TCML or such Subsidiaries, as may be applicable.

SECTION 9.04. Information Concerning Financial Condition of TCML and the Other Loan Parties. Each of the Second Lien Representative and the First Lien Representative hereby assumes responsibility for keeping itself informed of the financial condition of TCML and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. Each of the Second Lien Representative and the First Lien Representative hereby agrees that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Lien Representative or the First Lien Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

SECTION 9.05. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 9.06. Submission to Jurisdiction. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the First Lien Representative, any First Lien Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the Existing First Lien Credit Agreement or any First Lien Collateral Documents against TCML or any other Loan Party or its properties in the courts of any jurisdiction.

(b) TCMI, TCML, each other Loan Party, the Second Lien Representative, the Second Lien Secured Parties, the First Lien Representative and the First Lien Secured Parties each hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, (i) any right to trial by jury with respect to the matters covered by this Agreement, (ii) any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (iii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.07. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, e-mailed, or sent by overnight express courier service or United States mail, and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be if to TCMI or TCML, at 725 Old Norcross Road, Lawrenceville, GA 30045, Attention: Mark G. Meikle, Chief Financial Officer; if to the First Lien Representative, at Deutsche Bank Trust Company Americas, Trust & Securities Services, 60 Wall Street, Mailstop NYC60-2710, New York, NY 10005, Attention: Project Finance – Triple Crown Media, LLC (Facsimile No. 732-578-4636); if to the Second Lien Representative, at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Jeffery Rose (Facsimile No. 612-217-5651; e-mail jrose@wilmingtontrust.com), with a copy to (which shall not constitute notice): Mark R. Somerstein, Esq. (Facsimile No. 212-646-1663; e-mail mark.somerstein@ropesgray.com); or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

SECTION 9.08. Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Representative or the Second Lien Representative, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Existing First Lien Credit Agreement, and the Existing Second Lien Note Agreement; and

(b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the Existing First Lien Obligations and the Second Lien Obligations shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the obligations thereunder.

SECTION 9.09. Subrogation. The Second Lien Representative, on behalf of itself and the Second Lien Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Payment in Full of all First Lien Obligations has occurred.

SECTION 9.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Lien Secured Parties and Second Lien Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. All references to TCMI, TCML or any other Loan Party shall include any of TCMI, TCML or such Loan Party as debtor-in-possession and any receiver or trustee for TCMI, TCML or such subsidiary in any Insolvency

Proceeding. Additional Loan Parties may be added hereto by a joinder agreement satisfactory to the First Lien Representative.

SECTION 9.11. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.12. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

[Signature pages follow]

TRIPLE CROWN MEDIA, LLC

By:	TRIPLE CROWN MEDIA, INC., its sole member

	By	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

TRIPLE CROWN MEDIA, INC.

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

BR ACQUISITION CORP.

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

BR HOLDINGS, INC.

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

DATASOUTH COMPUTER CORPORATION

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

[Intercreditor Agreement]

GRAY PUBLISHING, LLC

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

CAPITAL SPORTS PROPERTIES, INC.

By:	/s/ Mark G. Meikle
	Name:	Mark G. Meikle
	Title:	Chief Financial Officer

[Intercreditor Agreement]